                                                                    EXHIBIT 99.2

                      IN THE UNITED STATES DISTRICT COURT
                      FOR THE MIDDLE DISTRICT OF TENNESSEE
                               NASHVILLE DIVISION

BANK OF MONTREAL, ET. AL.                 )
                                          )
                    APPELLANT,            )
                                          )
                                          )
                                          )    CASE NO. 3:03-0545
                                          )
                                          )
V.                                        )
                                          )
AMERICAN HOMEPATIENT, INC., ET. AL.,      )
                                          )
                   APPELLEE.              )
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )
IN RE: AMERICAN HOMEPATIENT, INC. ET. AL. )    Bankruptcy Case No. 302-08915


                                     ORDER

         Before the Court are two matters. For the reasons more fully discussed in the attached memorandum, this Court DENIES the Motion to Dismiss as Equitably Moot (Doc. No. 36). Additionally, upon consideration of the direct appeal from the bankruptcy court, the Court AFFIRMS the decision of the bankruptcy court confirming the Plan.

         It is so ORDERED.


                                        /s/ Thomas A. Wiseman, Jr.
                                        ---------------------------------------
                                        Thomas A. Wiseman, Jr.
                                        Senior United States District Judge




This document was entered on the
docket in compliance with Rule 58
and/or Rule 79(a).

FRCP, on 9/12/03 by DT

                      IN THE UNITED STATES DISTRICT COURT
                      FOR THE MIDDLE DISTRICT OF TENNESSEE
                               NASHVILLE DIVISION


BANK OF MONTREAL, ET. AL.                 )
                                          )
                    APPELLANT,            )
                                          )
                                          )
                                          )    CASE NO. 3:03-0545
                                          )
                                          )
V.                                        )
                                          )
AMERICAN HOMEPATIENT, INC., ET. AL.,      )
                                          )
                   APPELLEE.              )
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )
IN RE: AMERICAN HOMEPATIENT, INC. ET. AL. )    Bankruptcy Case No. 302-08915


                                   MEMORANDUM

         Before the Court are two matters. For the reasons more fully discussed below, this Court DENIES the Motion to Dismiss as Equitably Moot (Doc. No. 36). Additionally, upon consideration of the direct appeal from the bankruptcy court, the Court AFFIRMS the decision of the bankruptcy court confirming the Plan.

                                    I. FACTS

         The parties stipulated to the following background information at the confirmation hearing and it was summarized by the bankruptcy court in the Memorandum dated May 15, 2003:

1. On July 31, 2002, the Debtors filed voluntary petitions for relief under Chapter 11, Title 11, United States Code in the United States Bankruptcy Court for the Middle District of Tennessee. Pursuant to 11 U.S.C. ss. 1107(a) and 1108, the Debtors are operating their businesses and managing their property as Debtors-in-Possession.

2. No trustee or examiner has been appointed. One official committee of unsecured creditors has been established. One official committee of equity security holders has been established.


This document was entered on the
docket in compliance with Rule 58
and/or Rule 79(a).

FRCP, on 9/12/03 by DT

3. The Confirmation Hearing was a core proceeding over which the bankruptcy court had jurisdiction pursuant to 28 U.S.C. ss.ss. 157(L) and 1334(b). Venue was appropriate pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

4. Debtor American HomePatient, Inc., a Delaware corporation, through its subsidiaries and affiliates has over 285 retail business locations in 35 states. The Companies' corporate offices and headquarters are located in Brentwood, Tennessee. The stock of American HomePatient, Inc. is publicly-traded in the OTC market. American HomePatient, Inc. has in excess of 1,250 shareholders.

5.       As of March 7, 2003, the Companies had approximately 3,458 employees.

6. The Companies are engaged in the business of providing home health care services and products, consisting primarily of respiratory and infusion therapies and the rental and sale of home medical equipment and home health care supplies. Most of these products and services are provided directly to the Companies' customers in their homes. As of December 31, 2002, the Companies had approximately 300,000 customers.

7. For the year ending December 31, 2002, home respiratory services, home infusion services and home medical equipment and supplies represented 66%, 14%, and 20% of the revenues, respectively. Home respiratory services include oxygen systems, nebulizers, aerosol medications and home ventilators and are provided primarily to patients with severe and chronic pulmonary diseases. Home infusion services are used to administer nutrients, antibiotics, and other medications to patients with medical conditions such as neurological impairments, infections diseases or cancer. The Companies also sell and rent a variety of home medical equipment and supplies, including wheelchairs, hospital beds and ambulatory aids.

8. The services and products provided by the Companies are paid for primarily by Medicare, Medicaid and other third-party payors on a fee-for-service basis. The Companies operate approximately 22 billing centers whose primary function is to bill and collect for the services rendered and products sold through the Companies' retail centers.

9. All of the Companies' employees are employed by American HomePatient of Tennessee, Inc. The Companies' cash collections are deposited into separate accounts maintained for each branch. Thereafter the cash is concentrated in American HomePatient, Inc., which in turn pays all amounts due to the Companies' creditors.

10. The Secured Lenders' credit agreement was drafted naming only American HomePatient, Inc. as obligor and all other entities as guarantors. The Secured Lenders claim liens in all or substantially all of the assets of the Companies, including a pledge of the stock of each Debtor other than American HomePatient, Inc.

11. On July 31, 2002, simultaneous with the filing of their voluntary petitions, the Debtors filed a joint Plan of Reorganization. On January 2, 2003, the Debtors filed their Second Amended Joint Plan of Reorganization Proposed by the Debtors and The Official Unsecured Creditors Committee and Disclosure Statement for the Second Amended Plan. The bankruptcy court entered an order on February 26, 2003 approving the Debtors' Disclosure Statement subject to certain modifications agreed on by the Parties. On February 26, 2003, the Debtors filed their First Amended Disclosure Statement for the Second Amended Plan.

12. The Debtors mailed copies of the Second Amended Plan, the First Amended Disclosure Statement, the Disclosure Statement Order and a Ballot to all creditors. Said mailing was in compliance with the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure. The Debtors' tabulation agent, Wachovia Information Consulting Group, properly counted and tabulated all ballots received. Solicitation in connection with the Second Amended Plan was appropriate and the protection afforded by 11 U.S.C. ss.1125(e) would apply to such solicitation.

13. The Plan provides that all equity holders shall retain their equity position in American HomePatient, Inc., and the Companies shall continue operation.

14. Impaired classes 1,3,4,7, and 8 voted to accept the Plan. Excluding the ballots cast by the Agent and the Secured Lenders, of the in excess of one thousand (1000) ballots received, five (5) were rejections.

15. The Secured Landers asserted a claim against the Debtors as of the Petition Date in the aggregate principal amount of $275,354.88 plus letter of credit obligations of $3,350,000 plus other amounts set out in the proofs of claim filed by the Secured Lenders.

16. Each of the 24 Secured Lenders separately filed a proof of claim in the separate bankruptcy case for each Debtor. The 24 Secured Lenders filed approximately 600 proofs of claim against the 25 Debtors.

17. As of April 16, 2002, the Agent's records reflect that the total amount owed to the Secured Lenders is approximately $288,000,000.00, consisting of the principal balance of $275,395,354.88, funded letters of credits of $3,310,000.00, accrued interest fees and cost of collection (through March 31, 2003) of approximately $20,670,977.07, less adequate protection payments of $12,795,414.49. The Agent projects this amount to increase approximately $290,000,000.00 by June 30, 2003, the proposed Effective Date of the Plan. For purposes of the Confirmation Hearing only, the Debtors do not dispute amounts claimed to be owed to the Secured Lenders consisting of principal amounts and amounts that were funded for letters of credit.

18. Each of the 24 Secured Lenders cast ballots rejecting the Plan using the form supplied by the Debtors. In addition, each of the 24 Secured Lenders submitted a separate ballot in each of the 25 cases for each Debtor rejecting the Plan. The Ballots submitted labeled with the names of each Debtor separately are not included in the Ballot Tabulation results. No other creditor cast a ballot in the name of any separate Debtor.

19.      The Agent filed an objection to confirmation of the Plan.

20. According to the records of the Agent, the entities listed on the schedule were the lenders and issuers of letters of credit relevant to this matter in the principal amounts set forth on the schedule as of April 21, 2003.

                              II. PENDING MOTIONS

                 A. MOTION TO DISMISS APPEAL AS EQUITABLY MOOT

         As a preliminary matter, the Debtor claims that the Lenders are equitably estopped from pursuing their direct appeal. "A bankruptcy case that is equitably moot is not technically moot, but rather equitable mootness occurs where the plan of reorganization is substantially consummated, and where it is not longer 'prudent to upset the plan of reorganization.'" In re Arbors of Houston Associates Limited Partnership, 172 F.3d 47 (6th Cir. Jan. 4,
1999)(unpublished); see City of Covington v. Covington Landing Ltd. Partnership, 71 F.3d 1221, 1225 (6th Cir. 1995). When considering whether to dismiss a bankruptcy appeal as equitably moot, the Sixth Circuit considers three factors: (1) whether a stay pending appeal was obtained; (2) whether there has been substantial confirmation of the plan; and (3) whether the relief requested would affect either the rights of parties not before the court or the success of the plan. See City of Covington v. Covington Landing Ltd., 71 F.3d at 1225(citing to Manges v. Seattle-First Nat'l Bank (In re Manges), 29 F.3d 1034,1039 (5th Cir. 1994)); see also In re UNR Indus, 20 F.3d 766, 769 (7th
Cir. 1994)(asking whether it is prudent to disrupt a plan late in time).

                   1. FAILURE TO OBTAIN A STAY PENDING APPEAL

         When a court grants a stay pending appeal, progress under the plan and reliance on the plan by third parties are both held in abeyance. Transactions which are difficult to unwind upon appeal are prohibited from moving forward. In the present case, the Lenders petitioned both the bankruptcy court and this District Court for a stay of the Confirmation Order, and the Lenders' motion was denied in both fora. The Lenders did not file for consideration by the Sixth Circuit, and therefore the Plan became effective on July 1. 2003, and proceeded towards substantial confirmation. The Debtor argues that the Lenders' failure to obtain a stay weighs in favor of dismissal. The Lenders argue that because the Court can still fashion effective relief, even in the absence of a stay, the failure to obtain a stay does not moot the appeal. In City of Covington, the Sixth Circuit explained the relevance of this factor in the following way,

                  A stay not sought, and a stay sought and denied, lead equally to the implementation of the plan of reorganization. And it is the reliance interests engendered by the plan, coupled with the difficulty of reversing the critical transactions, that counsels against attempts to unwind things on appeal.

City of Covington, 71 F.3d at 1226 (citing Matter of UNR Indus. Inc., 20 F.3d at 769-70). Applying this standard, the Court considers the Lenders' failure to obtain a stay in the context of the resulting confirmation of the plan and the possibility of granting appropriate relief without unwinding the plan. The failure to obtain the stay does not, alone, weigh against the Lenders, if equitable relief could still be granted in the absence of a stay. Because this Court finds that appropriate relief can be granted under the third prong of this test, the Court therefore finds that the failure to obtain a stay does not require dismissal based on equitable mootness.

                          2. SUBSTANTIAL CONFIRMATION

         Both the Debtor and the Lenders agree that according to 11 U.S.C. ss. 1102(2) of the Bankruptcy Code, the Plan is already substantially consummated. (Debtor's Mem. of Law in Supp. of Mot. to Dismiss Appeal as Equitably Moot at 5-9; Lenders' Resp. to Mot. to Dismiss Appeal at 9). Under 11 U.S.C.
ss. 1102(2), substantial consummation is defined by three necessary factors:

                  (A) transfer of all or substantially all of the property proposed by the plan to be transferred;

                  (B) assumption by the debtor or by the successor to the debtor under the plan of the business or of the management of all or substantially all of the property dealt with by the plan; and

                  (C)      commencement of distribution under the plan.

While according to In re PWS Holding Corp., 228 F.3d 224, 236 (3rd Cir. 2000), substantial confirmation is the "foremost consideration" in equitable mootness analysis, the Fifth Circuit has narrowed such broad statements with the following language, "substantial consummation of a reorganization plan is a momentous event, but it does not necessarily make it impossible or inequitable for an appellate court to grant effective relief." In re U.S. Brass Corp., 169 F.3d 957, 961 (5th Cir. 1999). Therefore, the Court also weighs this factor in the context of whether the equitable relief sought by the Appellants could still be granted at this point in the confirmation process.

  3. WHETHER THE RELIEF REQUESTED AFFECT EITHER THE RIGHTS OF THE PARTIES NOT
                  BEFORE THE COURT OR THE SUCCESS OF THE PLAN

         The question before the Court under the third prong of the test is whether the relief sought would unravel the plan or divest rights acquired by third parties, also stated as whether piecemeal modification is possible or desirable. See U.S. Trustee v. Unofficial Committee of Equity Security Holders (In re Zenith Elec. Corp.), 329 F.2d 338, 346 (3rd Cir. 2003); see also Bennett
v. Veale, 60 F.3d 828 (6th Cir. June 27,1995) (unpublished)(citing In re Specialty Equipment Cos., 3 F.3d 1043, 1048 (7th Cir. 1993))("Whether or not piecemeal modification can be ordered must be analyzed based upon the specific facts of the case.") The test is designed to reflect the court's concern for "the proper balance between the equitable considerations of finality and good faith reliance on a judgment and the competing interests that underlie the right of a party to seek review of a bankruptcy order adversely affecting him." In re Club Assoc., 956 F. 2d 1065, 1069 (11th Cir. 1992). Cramdown rulings can be reviewed after plan confirmation and implementation without dismissing for mootness. Bank of America Nat'l Trust & Sav. Ass'n v. 203 North LaSalle Street Partnership, 526 U.S. 434 (1999); In re 203 North LaSalle Street Partnership, 190 B.R. 595, 596 (N.D. III. 1995).

         The Debtor argues that if the Court were to grant the relief sought by the Lenders on direct appeal, this would require nothing less than full reversal of the plan. Thus piecemeal modification, Debtor's argue, is neither possible nor sought. According to the Debtor, the cramdown interest rates and valuation are the foundational issue on which the plan was confirmed. Debtor also emphasizes that the Lenders are seeking reversal of the substantive consolidation, putting at issue all payments made to creditors on the Effective Date which were made out of the pooled assets of the Debtor pursuant to the substantially consolidated payment and distribution scheme of the plan. Invacare, arguing on behalf of the Creditors' Committee, supports the Debtor's argument as follows:

                  If the Plan were to be modified to pay the lenders a higher interest rate, the effect will obviously be higher debt service, lower cash flow, and a significantly lessened possibility that American HomePatient, Inc. could pay unsecured creditors as presently contemplated in the confirmed Plan. This affects every phase of the relationship between American HomePatient, Inc. and its vendors.

(Resp. of Invacare Corp. in Support of Appellee's Mot. to Dismiss Appeal as Equitably Moot, Affidavit of Michael Grospitch, Manager of Financial Services with Invacare Corp. at Paragraph 8.) The Creditors' Committee further alleges that a delay in confirmation of plan would affect its negotiation stance in the claims reconciliation process. (Id. at Paragraph 10.)

         The Lenders respond that the relief sought on direct appeal will not threaten the Debtor's business or injure the Debtor's relationships with other creditors, and therefore should not be dismissed. See In re Creekstone Apartments Assoc., L.P., 1995 WL 588904 (M.D. Tenn. 1995). The Appellant characterizes the appeal as seeking only two modifications in the Plan, neither of which would threaten or injure as described in In re Creekstone Apartments
Association: (1) the bankruptcy court's determination of the amount of the Lenders' secured claims and (2) the cramdown rate of return to be paid on the Lenders' secured claims under Class 2 of the Plan. The Lenders note that they do not seek to set aside any payments that have already been made to administrative claimants or creditors under the Plan nor to change the treatment afforded to administrative claimants or unsecured creditors under the plan. (Id. at Paragraph 34.) Neither do the Lenders seek cancellation or alteration of existing shares in American HomePatient, Inc. An appropriate cramdown rate of return, they argue, can be addressed by simply recognizing the full amount of the Lenders' secured claim and by "providing for the ultimate payment to the Lenders of a market rate of return by accruing the non-cash portion of interest to be paid to the Lenders." (Id. at Paragraph 35.) This type of remedy, they contend, is consistent with the projections that the Debtors introduced at the Plan confirmation hearing. The Lenders also emphasize that shareholders have actual or constructive notice of this appeal through American HomePatient, Inc.'s recent Security and Exchange Commission filings, press releases, and the public record in this case.

         Tha Court DENIES the Debtor's Motion to Dismiss based on equitable mootness. The appeal and the proposed alterations to the Plan sought on direct appeal merely go "to the extent of the secured creditors' interest. It does not threaten the steps taken by the organized debtor's owners to infuse new capital, nor does it endanger the operation of the ongoing apartment business and the debtor's relationships to other creditors." Creekstone, 1995 WL 588904 at 2077. The record is inadequate to show that the plan is not feasible with a different valuation or cramdown rate, and the case law clearly allows appeals that propose changes in the valuation and cramdown interest rate.

                                B. DIRECT APPEAL

         The Lender makes eleven points in its argument against confirmation and characterizes each of the alleged errors of the bankruptcy court as a matter of law.

         - The bankruptcy court erred in the methodology it employed to value the Lenders' collateral for cramdown purposes.

         - The bankruptcy court erred in applying the coerced loan theory by failing to apply the investment band market approach to its determination of the proper cramdown interest rate.

         - The bankruptcy court erred because the Plan fails to provide a market rate of return to the secured Class 2 creditors, and thus does not provide the lenders with the present value of their fully secured claim.

         - The bankruptcy court erred because the plan improperly takes assets subject to the liens of the Lenders, without compensating the Lenders, and transfers those assets to Class 6,7, and 8 claimants, free from the Lenders' liens.

         - The bankruptcy court erred in substantively consolidating the Debtors.

         - The bankruptcy court erred because the Debtors failed to file the schedules for the subsidiary Debtors showing assets and liabilities by legal entity.

         - The bankruptcy court erred because the plan discussed "new value" in a way that violates the absolute priority rule, because the Lenders did not receive the full present value of their claims, and the Debtors admitted that they would be insolvent on the effective date of the Plan.

         - The bankruptcy court erred because by failing to provide a market rate of return to the unsecured Class 5 creditors, the Plan does not provide the Lenders with the present value of their unsecured Class 5 deficiency claim.

         - The bankruptcy court erred because the Plan does not meet the best interest of the creditors test because the Lenders would receive more in a Chapter 7 liquidation than under the Plan.

         - The bankruptcy court erred because the Plan fails to provide adequate means for its own implementation.

         - If the Court finds that any of the Lenders' complaints on appeal may be characterized as challenges to the bankruptcy court's findings of fact, then the bankruptcy court erred and those factual findings are clearly erroneous.

(Brief of the Appellant at 1-3.) The Lenders emphasize that their appeal does not challenge the credibility rulings made by the bankruptcy court, but rather argues that the bankruptcy court both ignored certain undisputed facts and also failed to properly apply the law to the facts.

         The Lenders emphasize two alleged errors by the bankruptcy court: (1) the calculation of the collateral value and (2) the calculation of the rate of the cramdown interest rate. The Lenders argue correctly that the methodology employed by the bankruptcy court in these calculations is a matter of law subject to de novo review. See In re Kidd, 315 F.3d 671, 675 (6th Cir. 2003). However, after reviewing the bankruptcy court's methodology de novo, this Court also reviews the application of the methodology and the selection of the specific numbers under the clear error standard. Id. at 677.

                                  1. VALUATION

         The Plan proposes that the proper valuation of the Debtor's business, and thus the secured portion of the Lenders' claim, is $250,000,000.00. Bankr. Mem. at 27. The Lenders dispute this number, and argue that the number should be in excess of $300,000,000.00. During the hearing on the confirmation of the Plan, the bankruptcy court heard evidence from the Debtor's expert, Patrick Hurst, and the Lenders' experts, Gerald Benjamin and Thomas C. Wylly. Hurst testified that the Debtor's enterprise value fell between $235,000,000.00 and $275,000,000.00. Benjamin and Wylly argued that the correct valuation was between $300,000,000.00 and $320,000,000.00.

The bankruptcy court weighed the evidence and credibility of the witnesses, and found Hurst's testimony to be "more persuasive, credible, reliable, understandable and more sustainable." Id. at 37. In arriving at this credibility ruling, the bankruptcy court compared the application of three generally accepted approaches to valuation: (1) Market Comparison Approach, (2) Comparable Transaction Approach, and (3) Discounted Cash Flow Approach. The reconciled numbers presented during the confirmation hearing are as follows:


                                          Mr. Hurst                           Mr. Benjamin

Market Comparison                      $230,000,000.00 to                   $285,000,000.00 to
                                       $260,000,000.00                      $309,000,000.00

Comparable Transaction                 $250,000,000.00 to                   $297,000,000.00 to
                                       $290,000,000.00                      $333,000,000.00

Discounted Cash Flow                   $230,000,000.00 to                   $337,000,000.00 to
                                       $260,000,000.00                      $357,000,000.00

Selected Enterprise Value              $235,000,000.00 to                   $300,000,000.00 to
                                       $270,000,000.00                      $320,000,000.00


Because of the consistent differences between the ranges of the experts, the bankruptcy court chose between the competing appraisals by balancing factors including: (1) the appraiser's education, (2) training, (3) experience, (4) familiarity with the subject of the appraisal, (5) manner of conducing the appraisal, (6) testimony on cross examination, and (7) overall ability to substantiate the basis for the valuation presented. Id. at 36. The Memorandum includes a chart explaining why the bankruptcy court found Mr. Hurst equally or more credible on all of the factors. Id. at 36-37. Of particular concern to the bankruptcy court was Mr. Benjamin's apparent overlap in interest with the Lenders, evidenced by the fact that he used "we" during his testimony to "include himself in the Lenders' camp." Id. at 37. Mr. Hurst's perceived objectivity, in comparison, was strengthened by the fact that he has been hired by debtors, unsecured creditors, and lenders and has represented varied and often competing interests. Id. The bankruptcy court ultimately found Mr. Hurst more credible and therefore found the Debtor's valuation of $250,000,000.00 to be correct.

         The Lenders argue that the appeal on the calculation proper valuation is predicated on the bankruptcy court's error in ignoring evidence presented in the expert testimony of Mr. Hurst and Mr. Rosen, the Debtor's witnesses. The Lenders argue that even when accepting the credibility determination made by the bankruptcy court, the undisputed facts presented by these witnesses do not support the bankruptcy court's rulings as a matter of law.

         During the confirmation plan hearing, the bankruptcy court concluded that the Debtor's collateral value estimation of $250 million was adequate and overruled the Lenders' objections. Lenders now raise the objections again, arguing that although the bankruptcy court purported to be basing its ruling on the testimony of Mr. Hurst, the decision rests on a misinterpretation of his testimony. Lenders argue that Mr. Hurt testified that the "enterprise value" of the Debtors was $265 million. Lenders distinguish this from the collateral value, to which they allege Mr. Hurst did not testify. The Lenders allege that the bankruptcy court conflated the two numbers erroneously. Lenders argue that the "enterprise value" is the value of the equity plus the funded debt, and excluding the current liabilities and excluding cash. Therefore, to arrive at the collateral value under Bankruptcy Code ss. 506, the Lenders argue that a figure must add current liabilities and cash to the enterprise value. In this case, the Lenders argue, the bankruptcy court should add $39 million in current liabilities and $23 million in cash to the enterprise value.

         The Debtor responds by emphasizing the bankruptcy court's extensive review of testimony on valuation, including the market comparison approach, the comparable transaction approach, and a discounted flow approach, all of which supported the $250 million dollar number. The Debtor agrees that the excess cash should be added back in, however, Mr. Hurst's valuation includes $12 million dollars of cash already added back. Because the bankruptcy court "unquestionably [found] Mr. Hurst's testimony more persuasive, credible, reliable, understandable and more sustainable" the bankruptcy court did not err it using his estimate on the excess cash. Bankr. Mem. at 37. The

Debtor further points out that the enterprise value, as calculated by Mr. Hurst and affirmed by the bankruptcy court, already accounts for the assumption that the a purchaser would assume current liabilities. Mr. Hurt's testimony explains this as follows:

                  The current liabilities have to be paid. And it's really important because of the methodologies that we employ here. It wasn't a liquidation approach. It was a going concern value. And that if the current liability, which are basically trade and accounts payable -- you know, the accrued payroll -- aren't paid, that's disruptive. Since it's disruptive, you'd have to consider that in your projections and your approaches. And since there's no disruptive elements in terms of what we derived, you have to assume that the current liabilities are going to get paid. And that's part of the business.

(Brief of Appellee at 9-10).

         The Court AFFIRMS the bankruptcy court on its finding that the Debtor's valuation of $250,000,000 is correct. The bankruptcy court noted that "[b]ecause the valuation process often involves the analysis of conflicting appraisal testimony, a court must necessarily assign weight to the opinion testimony received based on its view of the qualifications and credibility of the parties' expert witnesses," and considered it the task of the court to consider and weigh competent evidence accordingly. Bankr. Mem. at 28-29. Mr. Hurst's testimony shows that his range of valuation represents going concern value, and thus the bankruptcy court was not clearly erroneous when it affirmed the Debtor's valuation at $250 million. The bankruptcy court properly reviewed the methodologies used by the competing experts. The credibility determination resulting in a preference for the numbers of Mr. Hurst was not clearly erroneous, and the Lenders' argument that the bankruptcy court ignored evidence presented by Mr. Hurst is without merit for the reason's discussed above,

                        2. PROPER CRAMDOWN INTEREST RATE

         Although the Lenders concede that the Plan meets the conditions for a cramdown according to 11 U.S.C. ss. 1129{a) because the Plan was accepted by all the impaired classes except the Lenders, the Lenders still argue that the Plan is unconfirmable because the interest rate does not afford the lenders with the present value of their secured claim as required by ss. 11 U.S.C.

ss. 1129(b)(2)(A)(i). The objections of the Lenders may be overridden pursuant to ss. 11 U.S.C. ss. 1129(b)(1) only if the Plan "does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that is impaired under, and has not accepted, the plan." Furthermore, the plan must provide for the secured creditors to retain their lien on the property for the amount of the secured claim and to receive payments that total the amount of the claim, with a present value equal to the amount of the lien, as required by 11 U.S.C. ss. 1129(b). The interest rate proposed by the plan is 6.8%, but the Lenders argue that a blended rate of 12.16% is required by law to reflect market place lending and provide them with the present value of their claim. The Lenders arrive at the blended rate of 12.16% number by averaging the following rates available on the open market: $104,566,000.00 of senior debt at an assumed rate of 5.24%; $42,777,000.00 of mezzanine debt at 12.5%; and $152,657,000.00 as the equity component at 16.81%.

         The Lenders do not dispute the use of coerced loan theory itself, but they argue that the interest rate used by the bankruptcy court in this cramdown was "contrived" and is lower than a market rate of return required by reference to actual market rates for financing available to borrowers in the same industry as the Debtor. Lenders argue that both Household Auto. Fin. Corp. v. Bruden (In re Kidd), 35 F.3d 671 (6th Cir. 2003) and Memphis Bank and Trust Co.
v. Whitman, 692 F.2d 427 (6th Cir. 1982) support their position that a proper application of coerced loan theory necessitates an interest rate of approximately 12%. Both cases hold that the proper market rate of interest for automobile loans is limited by "the automobile loan universe and not rates that would apply to an average borrower seeking, for instance, financing for a new home." Kidd, 315 F.3d at 676. Memphis Bank and Trust involved an automobile loan in the principal amount of $5,659.00 at a 21% rate of interest under contract. Memphis Bank and Trust, 692 F.2d at 430. In both cases, the debtors filed for Chapter 13 protection, and in that context, the Sixth Circuit held that the bankruptcy court should use the current market rate of interest for similar loans in that region. Id. at 431. The Sixth Circuit explained further:


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
                  The reason we do not use an arbitrary rate is that such a rate may vary widely from the current market rate. The theory of the statute is that the creditor is making a new loan to the debtor in the amount of the current value of the collateral. Under this theory, the most appropriate interest rate is the current market rate for similar loans at the time the new loan is made, not some other unrelated rate.

Id. The court continued in a footnote:

                  The District Court noted that it could not include future or unmatured interest in the "allowed unsecured claim." This appears to be a correct reading of ss. 501(b) and ss. 1305. This rule on unsecured claims does not preclude adjusting the market rate on the secured claim up or down, however, when there is substantial difference between the market rate and the rate the parties agreed on by contract. The bankruptcy court should have leeway to adjust the market rate on secured claims based on special circumstances.

Id, at n.3. In In re Kidd, 315 F.3d 671, the Sixth Circuit reiterated that the holding in Memphis Bank & Trust constitutes the law of the circuit on valuation. In re Kidd, 315 F.3d at 678. In re Kidd also involves a consumer automobile loan in a Chapter 13 cram down. Id. In this case, the original loan at issue was for the principal amount of $14,767.00 to be paid at the contracted interest rate of 20.95% over sixty (60) months. Within the Chapter 13 proceedings, the bankruptcy court set the cram down rate of interest at 10.3%, which the district court and the Sixth Circuit affirmed. The bankruptcy court heard testimony that the appropriate rate of interest should be 20.95% to 25.95% because the loan in question was one made by a "subprime" lender to "individuals whose past credit problems or lack of positive credit history made them unattractive customers for banks, credit unions, and other 'prime' lenders." Id. at 675. Because of those circumstances, a higher rate of interest was charged on the loans. Id. The bankruptcy judge, however, found most credible the testimony of a bank vice president, who testified that the weighted average for all car loans and for all tiers of borrowers would be 9.3%, consciously averaging data from all tiers of borrowers. Id. at 674. In its review of this decision, the Sixth Circuit discussed the controlling methodology as follows:

                  [T]he proper interest rate to be applied in a Chapter 13 cram down is the current conventional market rate used for similar loans in the region, and not necessarily the contract rate. Such a determination does not entail an analysis of any particular debtor's credit rating, but rather involves a more objective determination of the value of money over time so as to compensate a creditor according to the present value of the secured claim.

Id. at 678.

         The Debtor does not dispute that the frame of reference should be interest rates in the universe of secured financing for healthcare companies, but the Debtor rejects the investment band approach. The Debtor points out that no Sixth Circuit case applies the investment band theory, and that doing so provides the Lenders with a windfall. The Debtor argues that the Lenders are entitled to an interest rate that is the market rate of return for providers of senior secured financing for healthcare companies, not the rate provided to venture capitalists providing new money. Such a present value rate, as distinguished from a market rate of return, is necessary to balance the rates of other creditors of the debtor. The bankruptcy court rejected the lenders' argument that the lenders were entitled to blend the market rate of senior secured debt with the rate of return on equity and interest rate of return on mezzanine financing.

         The Lenders argue that the prevailing market is determined by what it would cost the Debtor to go out and seek new venture capital today. The Debtor argues that in a Chapter 11 context, the prevailing market rate is that which providers of senior secured financing for companies in the same market would receive. This Court AFFIRMS the ruling of the bankruptcy court upholding the Plan's proposed interest rate. Both parties rely substantially on the Sixth Circuit cases cited above, whose facts are substantially different-- consumer car loans under Chapter 13. Neither party cites to a case in the Sixth Circuit case adopting the investment band theory in an analogous case. Without such a holding by the Sixth Circuit, the Court follows the current case law and AFFIRMS the bankruptcy court's ruling that as a matter of law, the market rate consists of the market rate for senior secured debt for a given industry and excludes rates of return based on mezzanine financing and equity.

                          3. SUBSTANTIVE CONSOLIDATION

         The Lenders renew their objection to substantive consolidation as raised in the Memorandum of Law in Support of Motion for Stay of Bankruptcy Court Order Pending Appeal Pursuant to Fed. R. Bankr. P. 8005, arguing that this move is no longer available to bankruptcy courts after Grupo Mexicano de Desarrollo, S.A. v. Alliance Bond Fund, Inc., 527 U.S. 308 (1999). The Lenders argue that the Plan's substantive consolidation of the assets and liabilities of the Debtors is also an error. Because the Debtor did not separately solicit votes from each creditor for each debtor prior to the proposed consolidation, the Lenders argue that the bankruptcy court had no legal basis to approve the consolidation.(1) Lenders emphasize that the Debtors admitted their ability to segregate assets and liabilities, and they are required to do so as part of their state tax and corporate law reporting functions. Additionally, they argue that the Supreme Court's holding in Grupo Mexicano de Desarrollo, S.A. v. Alliance Bond Fund, Inc., 527 U.S. 308 (1999), creates an open appellate question as to whether a bankruptcy court can authorize equitable substantive consolidation.

         Debtors' respond that pursuant to ss. 1125, the bankruptcy court's conclusion concerning substantive consolidation is sound. The bankruptcy court noted that it can consolidate cases involving related debtors pursuant to 11 U.S.C. ss.ss. 105.302(b); Fed. R. Bankr. P. 1015(b), but also noted that the analysis is highly fact specific in every case. The bankruptcy court cited eleven factors to be considered, and applied those factors to reach the decision that "the testimony and other proof overwhelmingly establishes that substantive consolidation is not only appropriate but necessary for the efficient reorganization." Bankr. Mem. at 15-16. The bankruptcy court explicitly rejected the Lenders' argument as follows:

                  The [Lenders] suggested that because the debtors are separate legal


---------
         (1) Debtor instead transmitted "identical, single ballots" to all creditors. (Mem. of Law in Support of Motion for Stay of Bankr. Ct. Order Pending Appeal Pursuant to Fed. R. Bankr. P. 8005 at 11)
                  entities, have filed separate state tax returns and financial statements, engage in separate reporting to Medicare and Medicaid, and because assets and liabilities can be separated, that substantive consolidation is not appropriate. The court disagrees since this is done solely for tax reasons.

Id. at n.10. Finally, the Debtors cite to In re Stone and Webster, Inc., 286 B.R. 532, 542 (Bankr. D.Del. 2002), for the proposition that there is no legal difference between seeking a ruling in advance of the confirmation hearing, versus seeking a ruling as part of the confirmation hearing that substantive consolidation is allowable in a Chapter 11 plan.

         Pursuant to 11 U.S.C. ss.ss. 105, 302(b), the bankruptcy court may consolidate cases involving related debtors. This Court AFFIRMS the bankruptcy court's decision that Grupo Mexicano de Desarrollo, S.A. v. Alliance Bond Fund, Inc., 527 U.S. 308 (1999) does not affect its ability to authorize consolidation when such remedy is warranted.

                              4. OTHER OBJECTIONS

         Additionally, the Lenders have raised the following objections and referred to arguments made in prior documents submitted to the bankruptcy court. The Court finds that these objections are without merit. First, the Lenders argue that the Debtor failed to file schedules for the subsidiary Debtors showing assets and liabilities by legal entity, pursuant to 11 U.S.C. ss. 1129(a)(2). The bankruptcy court overruled this objection because of the substantive consolidation of the debtors and because of the lack of prejudice to any party. This Court AFFIRMS that ruling.

         Secondly, the Lenders object that the confirmed plan is a disguised "new value" plan that violates the absolute priority rule pursuant to 11 U.S.C. ss. 1129(b)(2). The bankruptcy court found that the Plan provided for Lenders with the present value of their Class 2 claims and that it is a 100% Plan. This objection is without merit and this Court AFFIRMS the ruling of the bankruptcy court overruling this objection.

         Third, the Lenders argue that the Plan fails to provide a market rate of return to unsecured Class 5 creditors, in violation of 11 U.S.C. ss. 1129(b)(2). The bankruptcy court rejected the initial rate of 5.43% proposed by the Plan. Bankr. Mem. at 49. Also rejected was the rate of 16.8% suggested by the Lenders because it treated the note as an equity risk rather than a debt instrument and would provide the Lenders with a windfall. The bankruptcy court ultimately set the rate at LIBOR plus 7.25% fixed for the three year term of the note, based on the testimony of Mr. Wylly, an expert for the Lenders. Bankr. Mem. at 49, 52, 54. This Court AFFIRMS the decision as not clearly erroneous as a matter of fact.

         Fourthly, the Lenders argue that the because the Lenders would receive more in a Chapter 7 liquidation than under the Plan, the Plan fails to meet the best interest of creditors test under 11 U.S.C. ss. 1129(a)(7). The bankruptcy court found that the Debtor had met its burden of proof to overcome this objection. The bankruptcy court was satisfied that the evidence presented showed that the uncertainties following conversion under Chapter 7 would reduce any potential return to creditors, explaining that, "because the debtor is proposing a 100% payment to all creditors and recovery in a chapter 7 is unknown or at the very least speculative in this case, the court finds that this plan satisfies ss. 1129(a)(7)." Bankr. Mem. at 19. This Court AFFIRMS the decision of the bankruptcy court overruling this objection.

         Finally, the Lenders argue that the Plan fails to provide adequate means for its own implementation, as required by 11 U.S.C. ss.ss. 1123(a)(5) and 1129(a)(1). This objection is also without merit.

         In sum, this Court finds all of these objections to be without merit and AFFIRMS the bankruptcy court's findings of fact and conclusions of law on all matters.

                                III. CONCLUSION

         In conclusion, the Debtors' Motion to Dismiss as Equitably Moot is DENIED. Although the Lenders did not obtain a stay, and the Plan was substantially confirmed, the harm to others by making the Lenders' proposed changes in the Plan is not substantial enough to warrant the


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
extreme relief of dismissal for equitable mootness.

         For the reasons more fully discussed above, this Court AFFIRMS the decision of the bankruptcy court on all grounds.


                                        /s/ Thomas A. Wiseman, Jr.
                                        ---------------------------------------
                                        Thomas A. Wiseman, Jr.
                                        Senior United States District Judge


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